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                           SECOND AMENDED AND RESTATED

                              REVOLVING CREDIT NOTE

$45,000,000                                                   New York, New York
                                                          as of October 26, 1998

  FOR VALUE RECEIVED, the undersigned (the "Borrower"), a New York corporation, hereby unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"), at the office of the Bank located at East 36 Midland Avenue, Paramus, New Jersey 07652 or at such other place as the Bank or any holder hereof may from time to time designate, on the Termination Date (as defined in the Credit Agreement referred to below) in lawful money of the United State of America and in immediately available funds, the principal amount of (a) FORTY-FIVE MILLION DOLLARS ($45,000,000) or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower pursuant to Subsection 2.1 of the Credit Agreement. The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time from the date hereof at said office, on the dates, at the rates and for the periods specified in Sections 2 and 5 of the Credit Agreement.

  The holder of this Second Amended and Restated Revolving Credit Note is authorized to record the date, Type and amount of each Loan made by the Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and the length of each Interest Period with respect thereto, on the schedule annexed hereto and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information recorded absent manifest error; provided, however, that failure by any holder to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of the Borrower to make payments of principal and interest in accordance with the terms of this Second Amended and Restated Revolving Credit Note and the Credit Agreement.

  This Second Amended and Restated Revolving Credit Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of October 26, 1994, as amended (as so amended, and as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms not otherwise defined in this Second Amended and Restated Revolving Credit Note shall have the meanings assigned to them in the Credit Agreement) among the Borrower, Bed-N-Bath Stores Inc., BBBL, Inc., Bed Bath & Beyond of California Limited Liability Company, BBBY Management Corporation and the Bank.

  This Second Amended and Restated Revolving Credit Note shall supersede and replace, the Amended and Restated Revolving Credit Note dated as of October 1, 1995 of the undersigned to the order of Chemical Bank (the predecessor of the Bank) (the "Prior Note") and shall not be considered a repayment or novation of the Prior Note. This Second and Amended and Restated

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Revolving Credit Note shall continue the indebtedness of the undersigned to the
Bank under the Prior Note.

  The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for optional and mandatory prepayments on account of principal hereof prior to the maturity hereof on the terms and conditions therein specified.

  All parties now or hereafter liable with respect to this Second Amended and Restated Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

  THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                             BED BATH & BEYOND INC.

                             By:

                                   Name:  Warren Eisenberg
                                   Title:  Co-Chief-Executive Officer

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